UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): May 14, 2025
INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices) (Zip Code)
   Registrant’s telephone number, including area code: (408) 523-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2025, the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) appointed David J. Rosa, currently the Company’s President, as Chief Executive Officer of the Company effective July 1, 2025. Mr. Rosa will replace Gary S. Guthart, Ph.D., who will step down as Chief Executive Officer of the Company effective July 1, 2025 and will assume the position of Executive Chair of the Board as of that same date, and will continue to serve as a director. In connection with Dr. Guthart’s appointment as Chair, the independent directors of the Board appointed Craig H. Barratt, Ph.D., the Board’s current Chair, to serve as the lead independent director of the Board also effective July 1, 2025.
David J. Rosa, age 57, joined Intuitive in March 1996 and during his 29 year tenure with the Company has held leadership roles across engineering, commercial operations, clinical and product development, marketing, commercial and regulatory and quality affairs, with more than a decade of service in executive leadership roles, including serving as President of the Company since May 2023 and as a Board member since July 2024. Mr. Rosa also currently serves on the Board of Directors of Kardium Inc. Mr. Rosa graduated magna cum laude with a B.S. in Mechanical Engineering from California Polytechnic University at San Luis Obispo. He also holds a Master of Science in Mechanical Engineering from Stanford University.
Effective July 1, 2025, Dr. Guthart will serve in a senior advisory capacity and remain an employee of the Company. Dr. Guthart’s base salary will be decreased from $1,050,000 to $700,000, and he will no longer continue to be eligible for a bonus under the Company’s Corporate Incentive Program on a going-forward basis. Dr. Guthart will be eligible to receive a pro-rated bonus payout for the fiscal year 2025 based on his service as Chief Executive Officer. Additionally, in connection with Mr. Rosa’s promotion, his annual base salary will be increased effective July 1, 2025 from $825,000 to $925,000, and his targeted bonus opportunity under the Company’s Corporate Incentive Program for the fiscal year 2025 performance period was increased from 125% to 150% of his annualized base salary. Also, Mr. Rosa will receive, pursuant to the Company’s Amended and Restated 2010 Incentive Award Plan, grants of (i) restricted stock units (“RSUs”) with a value of $4,000,000 (the “Target RSU Value”) and (ii) performance stock units (“PSUs”) with a value of $4,000,000 (the “Target PSU Value”), which have metrics consistent with the 2025 annual grant of PSUs. The number of RSUs and target number of PSUs will be determined by dividing each of the Target RSU Value and the Target PSU Value by the 60 trading-day average closing price of the Company’s common stock, as reported by Nasdaq, through the last trading day of the month prior to the grant date. The shares subject to the RSUs will vest 25% annually over a four-year period, subject to continued service. The shares subject to the PSUs will vest as to 0-125% of the target number of PSUs on February 26, 2028, based on the achievement of certain performance objectives and subject to continued service.
There are no transactions in which Mr. Rosa had or will have a direct or indirect material interest that are required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
On May 15, 2025, the Company issued a press release announcing executive leadership changes effective July 1, 2025, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Intuitive Surgical, Inc., dated May 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: May 15, 2025	By:	/s/ JAMIE E. SAMATH
Name: Jamie E. Samath
Title: Executive Vice President, Chief Financial Officer